UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. _______)

Check the appropriate box:

x	Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Definitive Information Statement

First Financial Corporation

(Name of Registrant As Specified In Its Charter)

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x		No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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1

[Letterhead of First Financial Corporation]

[July 22, 2008]

Dear Fellow Shareholder:

            I am pleased to invite you to the annual meeting of shareholders of First Financial Corporation to be held on Thursday, August 21, 2008 beginning at 10:00 o’clock a.m.  The meeting will be held at the company’s principal office, 800 Washington Avenue, Waco, Texas.

            The annual meeting is an excellent opportunity to discuss the condition of the corporation, and we encourage you to attend.  Shareholders will have the opportunity to ask questions during the meeting.

            We also encourage you to review the Information Statement and the Annual Report on Form 10-KSB, both of which are enclosed with this letter. These enclosures will provide you with considerable information about the directors to be elected at the coming annual meeting.

            We sincerely appreciate your continued support and interest in First Financial Corporation and look forward to seeing you at the annual meeting.

            WE ARE NOT ASKING FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Regards,

David W. Mann, President

[FIRST FINANCIAL CORPORATION LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the Shareholders of First Financial Corporation (the “Company”) will be held at 800 Washington Ave., Waco, Texas 76701 on Thursday, August 21, 2008, at 10:00 a.m. local time for the following purposes:

1.         To elect four members of the Board of Directors.

2.         To approve a proposal to amend the Company’s Restated Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue.

3.         To ratify the appointment of Pattillo, Brown & Hill, L.L.P., certified public accountants, as the Company’s independent accountants for the fiscal year ending December 31, 2008.

4.         To transact such other business as may properly come before the Annual Meeting of the Shareholders or any adjournment thereof.

The close of business on July 14, 2008 as been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

 BY ORDER OF THE BOARD OF DIRECTORS

David W. Mann, President

Waco, Texas

[July 22, 2008]

FIRST FINANCIAL CORPORATION

800 Washington Avenue

P.O. Box 269

Waco, Texas 76703

(254) 757‑2424

____________

INFORMATION STATEMENT

Relating to

ANNUAL MEETING OF SHAREHOLDERS

to be held on August 21, 2008

____________

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished by the Board of Directors of First Financial Corporation (the “Company”) to provide information to holders of shares of the Company’s common stock in connection with the Annual Meeting of Shareholders to be held at the principal executive offices of the Company at 800 Washington Avenue, Waco, Texas, on August 21, 2008, at 10:00 a.m., local time, and at any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting.  This Information Statement is being mailed on or about [July 22, 2008].  WE ARE NOT ASKING YOU FOR A PROXY TO BE VOTED FOR YOU AT THE ANNUAL MEETING AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Board of Directors has fixed the close of business on July 14, 2008, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting (“Record Date”).  As of the Record Date, there were issued and outstanding 402,058 shares of Company common stock.  A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting.  The holders of record on the Record Date of shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

At the Annual Meeting, shareholders will be asked to vote to elect Directors, to vote on a proposal to amend the Company’s Restated Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue and to ratify the appointment of Pattillo, Brown & Hill, L.L.P., certified public accountants, as the Company’s independent accountants for the fiscal year ending December 31, 2008.  Directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast (that is, the nominees receiving the largest number of votes will be elected). Shareholders do not have cumulative voting rights.  Abstentions and broker non-votes will not affect the outcome of the election of directors.  The proposal to amend the Company’s Restated Articles of Incorporation will be adopted if the holders of at least two-thirds of the outstanding Common Stock vote in favor of adopting the amendment.  Abstentions and broker non-votes will have the effect of votes against adoption of the proposal to amend the Company’s Restated Articles of Incorporation.

We expect no matter to be presented for action at the Annual Meeting other than the election of directors, amendment of the Articles of Incorporation of the Company to increase the number of authorized shares, and the ratification of the appointment of the Company’s independent accountants for the fiscal year ending December 31, 2008. If any other matters are presented, however, they will be decided by a majority of the shares represented at the meeting, in person or by valid proxy, except as otherwise required by law.  Votes will be counted by representatives of the Company at the Annual Meeting.

The Company will bear all costs and expenses relating to the preparation, printing, and mailing of this Information Statement and accompanying materials to shareholders.  The Company will make arrangements with and reimburse the reasonable out-of-pocket expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding the Information Statement to the beneficial owners of the shares of common stock held by them.

ELECTION OF DIRECTORS

At the Annual Meeting, four directors are to be elected to serve until the 2009 Annual Meeting of Shareholders and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal from office. Our Board of Directors has nominated the four persons named below for election at the Annual Meeting.  All of the nominees are currently directors of the Company.  The Company has no formal procedures for nomination of directors by shareholders. Shareholders do not have cumulative voting rights.

Each nominee has agreed to serve as a director of the Company.  The Board of Directors knows of no reason why any of its nominees will be unable to accept election.  However, if any nominee becomes unable to accept election, the Board will select a substitute nominee. The Board reserves the right, pursuant to the Company’s by-laws and the Texas Business Corporation Act, to increase the size of the Board of Directors after the coming Annual Meeting and to fill no more than two vacancies thus created if suitable candidates can be found to serve as directors of the Company, although the Board of Directors has no current intention to take any such action and no such candidates have been identified. Any such directors appointed by the Board of Directors would serve until the next following annual meeting of shareholders and until their successors are elected.

The following table sets forth certain information, as of April 30, 2008, with respect to the persons nominated by the Board of Directors for election as directors of the Company at the Annual Meeting, including information as to David W. Mann, the Company’s only executive officer.

Name and Principal Occupation for the Last Five Years	Age	Director Since	Positions With Company

David W. Mann

President, First Financial Corporation since May 21, 1992; Chairman of the Board, First Financial Corporation since May 15, 2001, Director since 1991; President, First Preference Mortgage Corp. from February 7, 1993 to September 30, 2004, from October 8, 2004 to September 30, 2005, and since April 1, 2006; Chairman of the Board, First Preference Mortgage Corp. since February 5, 2002; President, Chief Executive Officer, Citizens State Bank, Woodville, Texas since March 25, 1997, Vice Chairman of the Board, Citizens State Bank, Woodville, Texas since June 28, 1994 until April 25, 2006, Chairman of the Board, Citizens State Bank, Woodville, Texas since April 25, 2006; Mr. Mann is also an officer and director of certain insurance agencies and companies and holds positions with several other family-owned entities.

	52	5-21-91	President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board

Name and Principal Occupation for the Last Five Years	Age	Director Since	Positions With Company

James Lee Motheral Since January 1, 1996, Mr. Motheral has been employed in the field of print management as President of Motheral Printing Company.	53	2-6-01	Director
Dr. Raymond A. Parker Dr. Parker is a retired minister, a director of Security Bancshares Inc., and a director of Citizens State Bank of Woodville, Texas.	79	11-15-01	Director
Joseph Edward Walker Mr. Walker was employed by Video Productions and Impact Productions from January 1, 1996 until his retirement in 2005.	77	2-06-01	Director

The Board of Directors held four regular meetings during 2007. All directors attended at least 75% of all board meetings held in 2007.

The Board of Directors has no audit, nominating or compensation committees, or any other committees performing similar functions.  The Board as a whole performs the functions that would otherwise be performed by those committees.

In connection with performing its functions as an audit committee, the full Board has determined that David W. Mann qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of the Securities and Exchange Commission’s Regulation S-B. Mr. Mann, because he is an officer and principal owner of the Company, would not be considered “independent” within the meaning of the independence requirements of any national securities exchange or national securities association. It should be noted, however, that, because the Company’s securities are not listed on any such exchange or traded on a trading system maintained by any national securities association, no financial expert is required to be on the Company’s Board of Directors or to be independent.

All members of the Board of Directors participate in the consideration of director nominees.  The Board does not have a separate committee that performs the functions of a nominating committee because the Board is sufficiently small that its functions can be adequately handled by the full Board and because the requirement of an independent nominating committee is not applicable to the Company because its securities are not listed on a national securities exchange or on a trading system maintained by a national securities association.  The Company has not determined whether each member of its Board of Directors will be considered “independent” as that term is defined in the rules of any national securities exchange or securities association that apply to listed companies because, even if the Company were a listed company, the rules defining independence for nominating committee purposes would not apply to the Company because the Company’s voting securities are controlled by a majority shareholder.

In performing its functions as a nominating committee, the Board of Directors has not adopted a charter or any procedures analogous to a charter. The Board has no policy with regard to the consideration of any director candidates recommended by security holders because the election of the Company’s directors is controlled by a majority shareholder, because the Company’s Board of Directors does not solicit proxies for shareholder meetings at which directors are elected, and because shareholders are entitled to nominate their own candidates for election at such meetings. For similar reasons the Board has adopted no policy as to the procedures to be followed by security holders in submitting such recommendations or the minimum qualifications, qualities or skills that a director nominee must possess.  The Board has not adopted any formal process for identifying and evaluating nominees for director, whether recommended for election by the Board or by security holders.  Any shareholder of the Company desiring to nominate a person for election as a director of the Company should attend the annual meeting and propose his or her candidate for election as a director at the meeting.

Generally, all members of the Board of Directors participate in the consideration of executive officer and director compensation and in doing so, the Board acts on recommendations of Mr. Mann, the Company’s only executive officer.  The Board does not have a separate committee that performs the functions of a compensation committee because the Board is sufficiently small that its functions can be adequately handled by the full Board and because the requirement of an independent compensation committee is not applicable to the Company because its securities are not listed on a national securities exchange or on a trading system maintained by a national securities association.  The Board has not adopted a charter or any procedures analogous to a charter.  Neither the Company nor the Board has used the services of a compensation consultant to determine or recommend executive or director compensation. During 2007 the Board did not consider any changes to executive or director compensation, but Mr. Mann unilaterally reduced his own compensation as an executive officer to reflect the financial position of the Company. Compensation of the Company’s directors for their service in that capacity ($1,000 to each non-employee director per meeting attended) has not changed since before 1995.

The Company’s Board of Directors has provided a process for security holders to send communications to the Board of Directors. Shareholders wishing to do so may send a letter by mail addressed to any or all of the Company’s directors in care of Ms. Cathy Davis, Secretary, First Financial Corporation, 800 Washington, Waco, TX 76701. All such letters will be relayed to the directors to whom they are addressed.

Although the Company’s Board of Directors has no formal policy with regard to the attendance by directors as annual meetings of the Company’s shareholders, all directors are encouraged to attend the annual meetings.  Four directors attended the last annual meeting of shareholders, which was held in 2007.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information, to the extent known to the Company, regarding the number and percentage of shares of common stock beneficially owned by each person who beneficially owns more than 5% of the Company’s common stock, by each director, our executive officer, and all directors and our executive officer as a group, as of April 30, 2008.  Except as otherwise indicated, the parties named below have sole voting and investment power with respect to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of All Outstanding Shares
First Financial Holdings, Ltd.(1) 800 Washington Ave. Waco, Texas 76701	102,898	25.6%
Harold E. Allison, III(2) 102 West Bluff Street Woodville, Texas 75979	102,898	25.6%
JRPM Investments, Ltd.(3) 800 Washington Ave. Waco, Texas 76701	228,530	56.8%
David W. Mann 800 Washington Ave. Waco, Texas 76701	331,428(4)	82.4%
James Lee Motheral 4416 Overton Crest Ft. Worth, Texas 76109	-0-	-0-
Dr. Raymond A. Parker Hwy., 256N-509 CR 2080 Woodville, Texas 75979	0-	-0-
Joseph Edward Walker 12566 Chapel Road Lorena, Texas 75566	-0-	-0-
All directors and executive officers as a group	331,428	82.4%

_________________________

(1)            First Financial Holdings, Ltd. (“Holdings”) is a Texas limited partnership the general partners of which are David W. Mann and FFC Holdings, Inc., a Texas corporation (“FFCH”).  Mr. Mann is president and sole director of FFCH.  The sole shareholder of FFCH is the David W. Mann 1990 Trust (the “1990 Trust”).  Mr. Mann, his spouse and his descendants are the sole current beneficiaries of the 1990 Trust.

(2)            Mr. Allison is the sole trustee of the 1990 Trust.  He is an executive officer of Citizens State Bank, Woodville, of which David W. Mann is president, chief executive officer and a director.  All of the shares shown as beneficially owned by Mr. Allison consist of the 102,898 held directly by Holdings (see footnote 1) and are included in the shares beneficially owned by David W. Mann (see footnote 4).

(3)             JRPM Investments, Ltd. (“JRPM”) is a Texas limited partnership the general partners of which are David W. Mann and RAM Investors, Inc., a Texas corporation of which  Mr. Mann is president, sole director and sole shareholder.

 (4)            Consists of (i) the 102,898 shares owned directly by Holdings (see footnote 1), and (ii) the 228,530 shares owned directly by JRPM (see footnote 3).

__________________

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, controller, and beneficial owners of more than 10% of the Company’s common stock to file certain beneficial ownership reports with the Securities and Exchange Commission.  The Company is not aware of the failure by any of such persons to file timely any such report during 2007 or with respect to transactions occurring during 2007.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation paid to or for the Company’s chief executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)
David W. Mann President, Chief Executive Officer and Chief Financial Officer	2007 2006	$100,000 152,000

______________

(1)             Salary was the only form of compensation received by Mr. Mann in the years presented.

_______________________________

There were no outstanding equity awards as of December 31, 2007.

During 2007, each non-employee director of the Company (all directors other than David W. Mann) was paid a fee of $1,000 for each regular meeting of the Board of Directors that such director attended.  The Company does not have any standard arrangements or other arrangements pursuant to which any director of the Company was compensated during the last completed fiscal year for any service as a director, including committee participation and special assignments.

Director compensation

Name of Director	Fees Earned or Paid in Cash(1)
James Lee Motheral	$ 4,000
Raymond A. Parker	$ 4,000
Walter J. Rusek(2)	$ 1,000
Joseph Edward Walker	$ 4,000

(1)         Fees earned or paid in cash were the only form of compensation received by the Company’s directors in 2007.

(2)         Mr. Rusek served as a director of the Company from 1970 until his death on April 18, 2007.

_______________________________

PROPOSAL TO AMEND ARTICLE FOUR OF THE COMPANY’S

RESTATED ARTICLES OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

Article Four of the Company’s Restated Articles of Incorporation currently authorizes 500,000 shares of no-par value, but does not expressly designate these shares as shares of common stock.  Article Four also includes a provision for a stock split of its shares, which occurred many years ago and is no longer necessary.  As of July 14, 2008, the number of shares of Common Stock that were authorized but not outstanding or reserved for issuance was 97,942.

The Board proposes to amend Article Four of the Company’s Restated Articles of Incorporation to increase the number of authorized shares by 1,500,000 shares to 2,000,000 shares.  The proposed amendment would also expressly designate all shares of capital stock of the Company as shares of common stock and delete the provision for the stock split, which is no longer necessary.  No substantive change to the rights of shareholders will take place by virtue of the re-designation of the shares as shares of common stock or by virtue of the deletion of the provision for the stock split, which has already become effective.  The affirmative vote of the holders of two-thirds of all of the outstanding shares is required to approve the proposal.

The text of the proposed Articles of Amendment to the Company’s Restated Articles of Incorporation is set forth in Appendix A to this information statement.

Purpose and Effects of the Proposed Amendment

The primary purpose of the proposal to increase the number of authorized shares of common stock is to provide the Company with added flexibility in raising capital.  Although the Company has no current plans to issue the additional shares of common stock, possible uses of the capital raised from the sale of additional common stock are an effort to enter into one or more new lines of business or to settle potential claims against First Preference Mortgage Company, a subsidiary of the Company, to the extent that such settlements are in the best interest of the Company.  The claims against First Preference include, among others, those described below in “Certain Relationships and Related Transactions.”  This could result in the sale of the additional common stock to David W. Mann, who currently owns 331,428 shares of common stock, which constitutes 82.4% of the issued and outstanding common stock of the Company.  See “Security Ownership of Certain Beneficial Owners and Management.”  If the Company were to sell Mr. Mann 304,242 or more additional shares, he would own in excess of 90% of the issued and outstanding common stock of the Company and would have the ability to cause a short form merger to occur without the consent or vote of the minority shareholders if all of his beneficially owned shares were consolidated into a single entity.  Neither the Company nor Mr. Mann currently has any plan to proceed with such a transaction but they may consider such a plan in the future.

The additional shares of common stock proposed to be authorized, together with existing authorized and unissued shares, generally will be available for issuance without any requirement for further shareholder approval, unless shareholder approval of a transaction in which the shares would be issued is required by law.  Although the Board will authorize the issuance of additional shares only when it considers doing so to be in the best interest of shareholders, the issuance of additional shares of common stock may, among other things, have a dilutive effect on any potential economic return to current shareholders and on the voting rights of holders of shares of common stock.  The Company’s shareholders do not have any preemptive rights to subscribe for additional shares of common stock that may be issued.

The Board of Directors unanimously recommends that shareholders vote FOR the proposal to amend Article Four of the Company’s Restated Articles of Incorporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sale of the Assets of First Preference Mortgage Corp.

            On December 1, 2006 First Preference Mortgage Corporation (“First Preference”), a wholly owned subsidiary of the Company, and Citizens Mortgage Corporation (“Citizens”) executed an agreement entitled Memorandum of Asset Purchase (the "Agreement") under which First Preference sold to Citizens substantially all of its furniture, fixtures and equipment and its retail and wholesale loan production operations and going concern value for a purchase price of $333,873, of which $78,873 was paid in cash on the date of execution and the $255,000 balance was paid in the form of Citizens’ promissory note.  The promissory note was unsecured, earned interest at 0.75% below the prime rate published in the Wall Street Journal (initially, 7.50%), and was repayable in 12 quarterly installments of principal and accrued interest starting March 15, 2007.  The effective date provided in the Agreement was May 1, 2006.  Payments on the promissory note were made periodically in 2007, with the balance paid in full on December 27, 2007.  Under the Agreement Citizens assumed no liabilities, obligations or commitments of First Preference, other than certain equipment lease agreements.  In connection with the discontinuance by First Preference of its loan production operations, Citizens employed certain of First Preference's former employees and took over the processing of loan applications that had been received by First Preference.

           Citizens is a wholly-owned subsidiary of Citizens State Bank of Woodville, Texas, the president and chief executive officer of which is David W. Mann and the parent company of which is majority-owned by Mr. Mann and his affiliates.  Mr. Mann is also the chief executive officer and a director of both First Preference and the Company.  Mr. Mann and his affiliates have controlling beneficial ownership of the Company and the parent company of Citizens.

            The purchase price and terms provided in the Agreement were negotiated on behalf of First Preference by the independent directors of the Company and by legal counsel selected by them.  The purchase price was based on an evaluation provided by an independent expert.

Lease of 800 Washington Ave. Property

            800 Washington Ave., Waco, Texas, is the principal office of the Company and its subsidiaries (including First Preference) and is owned by JRPM Investments, Ltd., a Texas limited partnership (“JRPM”) controlled by Mr. Mann and owned by Mr. Mann and trusts for his children.  Through April 2006, JRPM leased the building to First Preference, and First Preference subleased a portion of the building to other entities directly or indirectly owned or controlled by David W. Mann.  During 2006, those sub-lessees paid $8,440 in rent to First Preference.  During 2006, First Preference paid $37,528 in rent to JRPM.  In May 2006, Security Bancshares Service Corp (“SBSC”), a related entity, began leasing the building from JRPM and subleasing portions of the building to other entities directly or indirectly owned or controlled by David W. Mann including First Preference.  First Preference paid SBSC for use of part of the building in the total amounts of $743 and $360 during 2006 and 2007, respectively.

Exercise of Warrant

            On March 28, 2007 JRPM loaned the Company $110,000 in order to fund the Company’s exercise of a warrant held by the Company to purchase 246,429 shares of Inspiration Mining Corporation (“IMC”) at a price of $0.450 CAD per share, or $.0389 USD per share. At the time of the loan the closing price of the IMC shares on the Toronto Stock Exchange was $3.12 CAD per share, or $2.69 USD per share. The $110,000 loan is represented by a promissory note that bears interest at 9.5% per year, was originally payable in full as to principal and interest on July 25, 2007, and is secured by a pledge of 82,143 of the IMC shares.  The note has been renewed and extended on the same terms and is currently payable in full on April 22, 2008. During 2007 the Company made payments of interest on the note aggregating $6,105 and payments of principal aggregating $45,000.

First Preference Mortgage Corporation Settlement

            On August 28, 2006, CitiMortgage, Inc. (“CitiMortgage”) initiated an action in the United States District Court for the Eastern District of Missouri naming First Preference, Citizens and David W. Mann as defendants and alleging breach of contract claims and a fraudulent transfer claim.  On March 25, 2008, First Preference, David W. Mann and CitiMortgage entered into a settlement agreement to resolve the litigation.  The settlement agreement provides for the entry of a consent judgment in favor of CitiMortgage, against First Preference, in the amount of $2,500,000 and a stay of the action against the defendants.  The consent judgment was entered by the court on March 27, 2008.  The stay will remain in effect until CitiMortgage receives $600,000 in two payments of $300,000 each on or before March 31, 2008 and July 31, 2008, respectively, at which time the releases described below will become effective.

            The first $300,000 payment was made on March 31, 2008 by Mr. Mann and other entities of which he is a principal owner (other than the Company and its subsidiaries). The second $300,000 payment is expected to be paid by Mr. Mann or entities of which he is a principal owner (other than the Company and its subsidiaries). Upon CitiMortgage’s receipt of the July 31, 2008 payment, CitiMortgage will assign the $2,500,000 judgment against First Preference to Mr. Mann.

            If, within 91 days after the July 31, 2008 payment is made, no petition in bankruptcy has been filed with respect to First Preference or any party making a payment in the settlement and no finding has been made by a court or arbitrator that Mr. Mann, First Preference or its officers, directors or shareholders engaged in any fraudulent or other transfer of assets in defraud of CitiMortgage or other creditors, the litigation will be permanently dismissed and Mr. Mann, First Preference, the Company, and all related parties will be released from all claims that CitiMortgage made, or could have made, in the litigation.  The $2,500,000 consent judgment against First Preference, which will not be released in the releases given by CitiMortgage, will bear interest at the rate of 9% per annum from date of entry and, upon its assignment to Mr. Mann, will be enforceable by him against First Preference.  In the event that the July 31, 2008 payment is not made, the stay of the action would expire, the releases would not become effective and CitiMortgage would become entitled to sue First Preference and Mr. Mann for breach of the settlement agreement or to reinstitute its original suit.

            PARENT OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES

JRPM Investments, Ltd, as the owner of approximately 56.8% of the Company’s outstanding shares, may be considered the parent of the Company.  Information as to the ownership and control of JRPM Investments, Ltd may be found in this Information Statement under “Security Ownership of Certain Beneficial Owners and Management.”

INDEPENDENT ACCOUNTANTS

Because the Company’s Board of Directors has no separately designated audit committee, the full Board of Directors functions as an audit committee for certain purposes.  The Board of Directors has not adopted an audit committee charter or any procedures analogous to a charter.  Any engagement by the Company of its independent accountants to perform audit, audit-related, tax and other non-audit services is pre-approved by the Board of Directors.  The Board of Directors, subject to ratification by the shareholders at the Annual Meeting, has selected Pattillo, Brown & Hill as the Company’s independent accountants for the fiscal year ending December 31, 2008.  Pattillo, Brown & Hill served as our independent public accountants for fiscal year 2007.  If our shareholders do not ratify the selection of Pattillo, Brown & Hill by the affirmative vote of holders of a majority of the voting power present or represented at the Annual Meeting, the selection will be reconsidered by the Board of Directors, but no decision has been made by the Board as to whether, in that event, another independent accounting firm would be engaged in place of Pattillo, Brown & Hill.

Report of the Board of Directors Acting as an Audit Committee

The Board of Directors has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2007 with management and has discussed with Pattillo, Brown & Hill the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.  In addition, Pattillo, Brown & Hill provided to the Board of Directors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Board of Directors their independence from the Company and its management.  The Company has been advised by Pattillo, Brown & Hill that it does not have, and has not had during the past three years, any direct or indirect financial interest in or connection with the Company other than in its capacity as the Company’s principal independent accountants.  Based on these reviews and discussions, the Board of Directors approved the filing of the Company’s Form 10-KSB for the fiscal year ended December 31, 2007, and the audited financial statements contained therein, with the Securities and Exchange Commission.

It is expected that a representative of Pattillo, Brown & Hill will attend the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

                                                                        Submitted by the Board of Directors:

                                                                                    David W. Mann

                                                                                    James Lee Motheral

                                                                                    Dr. Raymond A. Parker

                                                                                    Joseph Edward Walker

Fees and Related Disclosures for Accounting Services

The following table discloses the audit fees that Pattillo, Brown & Hill billed the Company for audit services rendered for each of the last two fiscal years, as well as the fees for other professional services billed by Pattillo, Brown & Hill in each of the last two fiscal years:

	2007	2006
Audit fees	$ 49,768	$ 90,725
Audit related fees	--	--
Tax fees (1)	8,090	11,705
All other fees	1,250	--

__________________

(1)  Consists of the preparation of federal and state tax returns in 2007 and 2006.

_______________________________

ANNUAL REPORT

Accompanying this Information Statement is an annual report to security holders on Form 10-KSB for the year ended December 31, 2007, filed with the Securities and Exchange Commission on April 15, 2008.  This annual report is being provided to each shareholder of record without cost to satisfy the requirement that the Company's annual report to security holders accompany or precede this Information Statement.

OTHER MATTERS

As of the date of this Information Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.

BY ORDER OF THE BOARD OF DIRECTORS

David W. Mann, President

EXHIBIT A

to Information Statement of First Financial Corporation

Form of Articles of Amendment

to the

Restated Articles of Incorporation

of

First Financial Corporation

1

Exhibit A

FORM OF ARTICLES OF AMENDMENT

TO THE

RESTATED ARTICLES OF INCORPORATION

OF

FIRST FINANCIAL CORPORATION

First Financial Corporation, a Texas corporation (the “Corporation”), acting through the undersigned officer, does hereby certify that:

FIRST: On August 21, 2008, at the annual meeting of shareholders at which ___________ of the __________ shares of common stock, no par value per share, of the Corporation (“Common Stock”), having one vote per share, entitled to vote were present or represented at the meeting, the holders of ____% of the voting power of the Corporation present or represented at the meeting, by a vote of _____ shares of Common Stock for, ____ shares against and _____ shares abstaining, adopted a resolution to amend the Restated Articles of Incorporation of the Corporation as set forth in paragraph SECOND, below.

SECOND: Article Four of the Restated Articles of Incorporation is amended to read in its entirety as follows:

ARTICLE FOUR

A.        Authorized Shares. The corporation shall have authority to issue 2,000,000 shares of capital stock, all of which shall be Class A Common Stock, no par value per share.

B.         Cumulative voting for Directors. Cumulative voting is expressly prohibited. At each election of Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. No shareholder shall be entitled to cumulate his votes by giving one candidate as many votes as shall equal the number of such Directors multiplied by his shares, or by distributing such votes on the same principle among any number of candidates.

C.         Preemptive Rights. No shareholder of the corporation, by reason of such stock ownership, shall have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issue of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of securities, either in whole or in part, to the existing shareholders of any class.

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